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                    AMERICAN MATURITY LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                 Thomas M. Marra
                                 Joseph J. Noto
                             Christine Hayer Repasy
                                Glenn S. Schafer
                                Lowndes A. Smith
                                Thomas C. Sutton
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark and Marta A. Collins to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the American Maturity Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

/s/ Thomas M. Marra                               Dated as of November 20, 2000
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Thomas M. Marra

/s/ Joseph J. Noto                                Dated as of November 20, 2000
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Joseph J. Noto

/s/ Christine Hayer Repasy                        Dated as of November 20, 2000
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Christine Hayer Repasy

/s/ Glenn S. Schafer                              Dated as of November 20, 2000
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Glenn S. Schafer

/s/ Lowndes A. Smith                              Dated as of November 20, 2000
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Lowndes A. Smith

/s/ Thomas C. Sutton                              Dated as of November 20, 2000
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Thomas C. Sutton

/s/ David M. Znamierowski                         Dated as of November 20, 2000
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David M. Znamierowski